Investor Update

January 3, 2019

Note: Information for the December quarter 2018 in this investor update is adjusted as described in the reconciliations below.

December Quarter Commentary

- The company expects earnings per share of $1.25 - $1.30, at the high-end of initial guidance provided in October.
- Delta expects pre-tax margin of 10% to 11%, above the prior year result of 9.8%.
- Versus prior year, total revenue growth is expected to be approximately 7%, excluding third party refinery sales, on 4% capacity growth and total unit revenue growth of approximately 3%.
  - The overall demand environment remains healthy with strength in both business and leisure segments throughout the quarter. While close-in yield momentum continues, the pace of improvement in late December was more modest than anticipated.
- Non-fuel unit costs are expected to be down approximately 0.5% year over year as cost control actions in addition to benefits from Delta's fleet transformation and One Delta initiative are being realized.
- Fuel price per gallon is expected to be $2.38 - $2.43, approximately 10 cents below initial guidance. Timing of inventory purchases and the Monroe refinery maintenance turnaround offset a portion of the benefit from the decline in market fuel prices.
- Non-operating income is expected to be $100 million, primarily driven by the gain associated with the DAL Global Services (DGS) transaction.
- Delta returned ~$560 million to shareholders through dividends and share repurchases in the quarter, for a total of $2.5 billion in 2018.

December Quarter Guidance

	December Quarter 2018
Earnings	
Diluted earnings per share, adjusted	$1.25 - $1.30
Pre-tax margin, adjusted	10 - 11%
Revenue and Capacity	
TRASM, adjusted (year-over-year)	Up ~3%
System capacity (year-over-year)	Up 4%
Expense	
CASM-Ex (year-over-year)	Down ~0.5%
Average fuel price per gallon, adjusted	$2.38 - $2.43
Profit sharing expense	~ $300 million
Ancillary businesses expense	~ $300 million
Third-party refinery sales	Not material
Non-operating expense (income), adjusted	~ $(100) million
Tax Rate	24-25%
Diluted Share Count	~ 683 million

DAL Global Services Transaction

On December 21, 2018, Delta completed the transaction combining DAL Global Services (DGS) with a subsidiary of Argenbright Holdings. As a result of the transaction an approximately $90 million gain will be recognized in non-operating expense. 2018 revenues associated with DGS third-party sales are included in the table below. 2019 unit revenue guidance will be based on pro-forma 2018 which excludes DGS.

($M)	1Q18	2Q18	3Q18	4Q18E	FY18E
Operating Revenue	58.9	61.1	61.8	61.8	243.7

Profit Sharing

Delta's broad based employee profit sharing program pays 10% of the company's adjusted annual profit up to $2.5 billion and 20% above that amount. Adjusted annual profit is calculated as the company's annual pre-tax income before profit sharing expense, special items, and certain other items. Profit sharing expense is accrued at a blended rate based on the company's estimated profitability for the full year.

Ancillary Businesses and Third-Party Refinery Sales

Delta excludes certain items from unit cost, unit revenue, and margin guidance to provide a more meaningful comparison of our airline operations to the rest of the airline industry. The costs associated with ancillary businesses are excluded from CASM-Ex guidance because these businesses are not related to the generation of a seat mile. In addition, third-party refinery sales are excluded from adjusted unit revenue, adjusted margin, and CASM-Ex calculations because they are not indicative of the trends in our airline business. Third-party refinery sales are at or near cost and as such, the margin on these sales is de minimis.

Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of fuel hedging activity including rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the performance of our significant investments in airlines in other parts of the world; the possible effects of accidents involving our aircraft; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependence on technology in our operations; the restrictions that financial covenants in our financing agreements could have on our financial and business operations; labor issues; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe's Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain senior management and key employees; damage to our reputation and brand if we are exposed to significant adverse publicity through social media; the effects of terrorist attacks or geopolitical conflict; competitive conditions in the airline industry; interruptions or disruptions in service at major airports at which we operate; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; uncertainty in economic conditions and regulatory environment in the United Kingdom related to the exit of the United Kingdom from the European Union; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our 10-Q for the quarterly period ended March 31, 2018. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of January 3, 2019, and which we have no current intention to update.

Non-GAAP Reconciliations

Non-GAAP Financial Measures

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. ("GAAP"). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this update to the most directly comparable GAAP financial measures.

Diluted Earnings per Share, adjusted. We adjust diluted earnings per share for mark-to-market ("MTM") adjustments and settlements on fuel hedge contracts, the MTM adjustments recorded by our equity method investees, Virgin Atlantic and Aeroméxico, and unrealized gains/losses on our equity investments accounted for at fair value, to determine diluted earnings per share, adjusted.

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period.

Equity investment MTM adjustments. We record our proportionate share of earnings/loss from our equity investments in Virgin Atlantic and Aeroméxico in non-operating expense. We adjust for our equity method investees' MTM adjustments to allow investors to better understand and analyze our core operational performance in the periods shown.

Unrealized gain on investments. We record the unrealized gains/losses on our equity investments accounted for at fair value in non-operating expense. Adjusting for these gains/losses allows investors to better understand and analyze our core operational performance in the periods shown.

	(Projected) Three Months Ended December 31, 2018
Diluted earnings per share	\$1.50 - \$1.55
Adjusted for:	
MTM adjustments and settlements	~ (0.05)
Equity investment MTM adjustments	~ 0.05
Unrealized gain on investments	~ (0.25)
Diluted earnings per share, adjusted	\$1.25 - \$1.30

Pre-tax Margin, adjusted. We adjust for MTM adjustments and settlements and unrealized gain/loss on investments to determine pre-tax margin, adjusted, for the same reasons described above under the heading Diluted Earnings per Share, adjusted. We then adjust for third-party refinery sales because refinery sales to third parties are not related to our airline segment.

	(Projected) Three Months Ended December 31, 2018	Three Months Ended December 31, 2017
Pre-tax margin	12% - 13%	10.2 %
Adjusted for:		
MTM adjustments and settlements	-	(0.5)%
Third-party refinery sales	-	0.3%
Unrealized gain on investments	~(2)%	(0.2)%
Pre-tax margin, adjusted	10% - 11%	9.8 %

Operating Revenue, adjusted and Total Revenue Per Available Seat Mile "TRASM", adjusted. We adjust operating revenue and TRASM for refinery sales to third parties to determine operating revenue, adjusted and TRASM, adjusted because refinery sales to third parties are not related to our airline segment. Operating revenue, adjusted and TRASM, adjusted therefore provide a more meaningful comparison of revenue from our airline operations to the rest of the airline industry.

(in millions)	(Projected) Three Months Ended December 31, 2018	Three Months Ended December 31, 2017
Operating revenue	~\$10,730	\$10,229
Third-party refinery sales	~(15)	(245)
Operating revenue, adjusted	~\$10,715	\$9,984
Year-over-year change	Up ~7%	

	(Projected) Three Months Ended December 31, 2018	Three Months Ended December 31, 2017
TRASM (cents)	~17.16	17.03
Third-party refinery sales	~ (0.02)	(0.41)
TRASM, adjusted	~17.14	16.62
Year-over-year change	Up ~3%	

Non-Fuel Unit Cost or Cost per Available Seat Mile, ("CASM-Ex"). We adjust CASM for the following items to determine CASM-Ex for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes allows investors to understand and analyze our non-fuel costs and year-over-year financial performance.

Ancillary businesses and refinery. These expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these areas to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

	(Projected) Three Months Ended December 31, 2018	Three Months Ended December 31, 2017
CASM (cents)	15.36 - 15.46	15.10
Adjusted for:		
Aircraft fuel and related taxes	~ (3.71)	(3.00)
Ancillary businesses and refinery	~ (0.48)	(0.87)
Profit sharing	~ (0.49)	(0.43)
CASM-Ex	10.68 - 10.78	10.80
Year-over-year change	Down ~0.5%	

Average Fuel Price Per Gallon, adjusted. We adjust for MTM adjustments and settlements to determine average fuel price per gallon, adjusted for the same reason described above under the heading Diluted Earnings per Share, adjusted.

	(Projected) Three Months Ended December 31, 2018	
Average fuel price per gallon	$	2.34 - 2.39
MTM adjustments and settlements		~0.04
Average fuel price per gallon, adjusted	$	2.38 - 2.43

Non-Operating Expense (Income), adjusted. We adjust for equity investment MTM adjustments and unrealized gain/loss on investments to determine non-operating expense (income), adjusted for the same reason described above in the heading Diluted Earnings per Share, adjusted.

(in millions)	(Projected) Three Months Ended December 31, 2018
Non-operating expense (income)	~$(260)
Adjusted for:	
Equity investment MTM adjustments	~ (40)
Unrealized gain on investments	~ 200
Non-operating expense (income), adjusted	~$(100)